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                           [1%] ESTATE ENHANCEMENT
                              DEATH BENEFIT RIDER
                                ("this Rider")

[l%] ESTATE ENHANCEMENT DEATH BENEFIT FOR A VARIABLE ANNUITY

This Rider is part of the Contract to which it is attached. This Rider is effective if selected by the Owner. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. Once selected, this Rider cannot be terminated prior to the Annuity Commencement Date. However, this rider will terminate on the Annuity Commencement Date.


The following provision replaces Section 6.01 Determination of Amounts.

The [1%] Estate Enhancement Death Benefit is equal to the greatest of:

      a. the Contract Value on the Valuation Date the Death Benefit is approved by the LNL Home Office for payment; or
      b. the sum of all [Net] Purchase Payments minus all withdrawals, including any applicable charges and any premium tax incurred; or
      c. the highest Contract Value on the Contract Date or on any Contract Date anniversary (determined before the allocation of any [Net] Purchase Payments on that Contract Date anniversary) prior to the [81/st/] birthday of the deceased Owner or Annuitant and prior to the date of death of the Owner or Annuitant for whom a death claim is approved by the LNL Home Office for payment. The highest Contract Value is adjusted for certain transactions. It is increased by [Net] Purchase Payments made on or after that Contract Date anniversary on which the highest Contract Value is obtained. It is decreased by withdrawals, including any applicable charges and any premium tax incurred on or after that Contract Date anniversary on which the highest Contract Value is obtained; or
      d. the accumulation of all [Net] Purchase Payments minus the accumulation of all withdrawals, including any applicable charges and any premium tax incurred; where each [Net] Purchase Payment, withdrawals, applicable charges and premium tax will be accumulated daily at an annual rate of [l%] from the date of the [Net] Purchase Payment, withdrawals, applicable charges and premium tax until the earlier of the date of death of the deceased Owner or Annuitant or the Contract Date anniversary immediately preceding the [81/st/) birthday of the deceased Owner or Annuitant, except that the accumulation of those [Net] Purchase Payments, withdrawals, applicable charges or premium tax will not exceed [100%] of that [Net] Purchase Payment, withdrawals, applicable charges and premium tax; or
      e. the Contract Value on the Valuation Date the Death Benefit is approved by the LNL Home Office for payment plus an amount equal to the result of the Enhancement Rate multiplied times the lesser of: (a) the Contract Earnings: or (b) the Covered Earnings Limit. The Enhancement Rate, Contract Earnings and Covered Earnings Limit are described below:

                                              Age of oldest Owner or
                                          Annuitant on the Contract Date
                                          ------------------------------

                                    Ages [0-69]   Ages [70-75]   Ages [76+]
                                    -----------   ------------   ----------
         Enhancement Rate equals:      [20.0%]       [10.0%]       [0.0%]
         -----------------------

         Contract Earnings equals:
         -----------------

         1) the Contract Value as of the date of death of the Owner or
            Annuitant for whom a death claim is approved by the LNL Home
            Office; minus
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     2) each [Net] Purchase Payment that is made to this Contract on or after the Contract Date and prior to the date of death of the Owner or Annuitant for whom a death claim is approved by the LNL Home Office; plus;
     3) the amount by which each withdrawal made:
        a) on or after the effective date of this Contract; and
        b) prior to the date of death of the Owner or Annuitant for whom a death claim is approved by the LNL Home Office:
        exceeded the Contract Earnings immediately prior to the withdrawal.

     Covered Earnings Limit equals [l00%] of:
     ----------------------
     1) each [Net] Purchase Payment that is made to this Contract on or after the Contract Date and prior to both the date of death of the Owner or Annuitant for whom a death claim is approved by the LNL Home Office and the Contract Date anniversary immediately preceding the [76/th/] birthday of the oldest Owner or Annuitant; minus
     2) the amount by which each withdrawal made;
        a) on or after the effective date of this Contract; and
        b) prior to the date of death of the Owner or Annuitant for whom a death claim is approved by the LNL Home Office;
        exceeded the Contract Earnings immediately prior to the withdrawal.

     if the recipient of the Death Benefit is the surviving spouse of the deceased individual, the surviving spouse may elect to receive the Death Benefit by continuing this Contract as the sole Owner and having LNL pay into this Contract, the excess, if any, of the Death Benefit over the Contract Value on the date the Death Benefit is approved by the LNL Home Office for payment. The benefit will only apply one time for each Contract. If the surviving spouse elects to continue this Contract as the sole Owner, the [1%] Estate Enhanced Death Benefit will continue in effect for this Contract and provide a subsequent Death Benefit, but with the following three changes:

     1) The Enhancement Rate used to calculate a subsequent Death Benefit will
            ----------------
        be determined by the age of the older of the surviving spouse or the Annuitant on the date the original Death Benefit was approved for payment.

     2) The Contract Earnings for a subsequent Death Benefit will equal:
            -----------------
        a) the Contract Value as of the date of death of the individual (surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office; minus
        b) the original Death Benefit; minus
        c) each [Net] Purchase Payment that is made to this Contract on or after the date the original Death Benefit was approved for payment and prior to the date of death of the individual (surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office; plus
        d) the amount by which each withdrawal made:
           1) on or after the date the original Death Benefit was approved for payment; and
           2) prior to the date of death of the individual (surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office;
           exceeded the Contract Earnings immediately prior to the withdrawal.

     3) The Covered Earnings Limit will equal [l00%] of:
            ----------------------
         a) the original Death Benefit; plus
         b) each [Net] Purchase Payment that is made to this Contract on or after the date the original Death Benefit was approved for payment and prior to both the date of death of the individual (surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office and the Contract
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            Date anniversary immediately preceding the [76/th/] birthday of the older of the surviving spouse or the Annuitant; minus
         c) the amount by which each withdrawal made:
            1) on or after the date the original Death Benefit was approved for payment; and
            2) prior to the date of death of the individual (surviving spouse of
               Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office;
            exceeded the Contract Earnings immediately prior to the withdrawal.

If the Owner is a corporation or other non-individual (non-natural person) and there are Joint Annuitants, upon the death of the first Joint Annuitant to die, if the Contract is continued, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which the death claim is approved by LNL for payment will be credited into the Contract. This excess will only be credited one time for each Contract.

If at any time the [Owner] [or] [Annuitant] named on this Contract is changed, except on the death of the prior [Owner] [or] [Annuitant], the Death Benefit for the new [Owner] [or] [Annuitant] will be the [Contract Value] as of the Valuation Date the death claim for the new [Owner] [or] [Annuitant] is approved by the LNL Home Office for payment.

Other Death Benefit requirements may apply as shown on the Contract Specifications.



                  The Lincoln National Life Insurance Company


                             /s/ Mark E. Reynolds
                                 Mark E. Reynolds
                                 SVP & Chief Administrative Officer